Ex. T3A.57
Filing Fee $150.00 ID Number:  _________________

STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
Office of the Secretary of State
Corporations Division
100 North Main Street
Providence, Rhode Island 02903-1335

BUSINESS CORPORATION
____________________

DUPLICATE ORIGINAL ARTICLES OF INCORPORATION

The undersigned acting as incorporator (s) of a corporation under Chapter 7-1.1 of the General Laws, 1956, as amended, adopt(s) the following Articles of Incorporation for such corporation:

1.	The name of the corporation is	Uno of Providence, Inc.

(This is a close corporation pursuant to § 7-1, 1-51 of the General Laws, 1956, as amended) (strike if inapplicable)

2.	The period of its duration is (if perpetual, so state)	perpetual

3.	The specific purpose or purposes for which the corporation is organized are:
To own and operate restaurants.

4.	The aggregate number of shares which the corporation shall have authority to issue is:

(a)  If only one class:  Total number of shares            100          .  (If the authorized shares are to consist of one class only, state the par value of such shares or a statement that all of such shares are to be without par value.):

	All of the shares are to be without par value.
	or

b)  If more than one class: Total number of shares _________________.  (State (A) the number of shares of each class thereof that are to have a par value and the par value of each share of each such class, and/or (8) the number of such shares that are to be without par value, and (C) a statement of all or any of the designations and the powers, preferences and rights, inducing voting rights, and the qualifications, limitations or restrictions thereof, which are permitted by the provisions of Chapter 7-1.1 of the General Laws In respect of any class or classes of stock of the corporation and the fixing of which by the articles of association is desired, and an express grant of such authority as it may then be desired to grant the board of directors to fix by vote or votes any thereof that may be desired but which shall not be fixed by the articles.)

	Common	No Par	100

5.	Provisions (if any) dealing with the preemptive right of shares pursuant to § 7-1, 1-24 of the General Laws, 1956, as amended;

6.	Provisions (if any) for the regulation of the internal affairs of the corporation:

7.	The address of the initial registered office of the corporation is			123 Dyer Street
(Street)

	Providence	, RI	02903	and the name of its initial registered agent at such address is
	(City/Town)		(Zip Code)

	C T CORPORATION SYSTEM			.

8.
The number of directors constituting the initial board of directors of the corporation is 3  and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:  (If this is a dose corporation pursuant to Section 7-1.1-51 of the General Laws, 1956, as amended, and there shall be no board of directors, state the titles of the initial officers of the corporation and the names and addresses of the persons who are to serve as officers until the first annual meeting of shareholders or until their successors be elected and qualify.)

Title	Name	Address
Director	Aaron D. Spencer	100 Charles Park Road, West Roxbury, MA 02132
Director	Craig S. Miller	100 Charles Park Road, West Roxbury, MA 02132
Director	Paul W. MacPhail	100 Charles Park Road, West Roxbury, MA 02132

9.	The name and address of each incorporator is:

Name	Address
Allan Afrow	100 Charles Park Road, West Roxbury, MA 02132

10.	Date when corporate existence to begin: Upon filing.	(Not more than 30 days after filing of these articles of incorporation)

Dated: March 26, 1999	/s/

Signature of each Incorporator

STATE OF MASSACHUSETTS
COUNTY OF SUFFOLK
In West Roxbury, on this 26th day of March, 1999   personally appeared before me Allan Afrow each and all known to me and known by me to be the parties executing the foregoing instrument, and they severally acknowledged said instrument by them subscribed to be their free act and deed.

/s/
Notary Public
My Commission Expires: